                                                           Exhibit No. EX-99.p.2

                               JANUS ETHICS RULES

              "Discovering Winning Opportunities for our Investors"

                     PERSONAL TRADING CODE OF ETHICS POLICY
                                   GIFT POLICY
                            OUTSIDE EMPLOYMENT POLICY

                            REVISED December 6, 2005

                               JANUS ETHICS RULES

                                   DEFINITIONS

The following definitions are used throughout this document. You are responsible for reading and being familiar with each definition.

     1.   "Access Person" shall mean:

          1)   Any Trustee, Director, Officer or Advisory Person of Janus

          2)   Any  employee  of Janus or other  person who  provides  advice on behalf of Janus and is subject to the  supervision and control of
               Janus  who has  access to  nonpublic  information  regarding  any
               Client's purchase or sale of securities, or nonpublic information regarding  the portfolio  holdings of the Janus Funds,  or who is involved in making securities  recommendations to Clients, or who has access to such recommendations that are nonpublic

          3)   Any other persons  designated  by the Ethics  Committee as having access to current trading information.

     2.   "Advisory Person" shall mean:

          1)   Any employee of Janus Funds or Janus who in  connection  with his or her regular  functions or duties,  makes,  participates  in or obtains information  regarding the purchase or sale of a security by the Janus  Funds or for the account of  advisory  Clients,  or whose functions relate to the making of any recommendations  with respect to such purchases and sales.

          2)   Any natural person in a control  relationship  to the Janus Funds or Janus who obtains information concerning  recommendations made to the Janus Funds or for the  account of Clients  with regard to the purchase or sale of securities.

     3. "Assistant  Portfolio  Manager" shall mean any person who, in connection with his or her regular  functions or duties,  assists a Portfolio  Manager with the management of a Janus Fund or advisory Client.  Assistant Portfolio Managers generally do not execute any independent  investment  decisions nor do they have final responsibilities for determining the securities to be purchased or sold on behalf of any  Janus  Fund or  advisory  Client.  If in the  event an  Assistant
Portfolio Manager has the ability to independently make investment  decisions on behalf of any Janus Fund or advisory Client, then such person will be considered a Portfolio Manager for purposes of these Rules.

     4.  "Beneficial  Ownership"  shall be  interpreted in the same manner as it would be under  Rule  16a-1(a)(2)  under  the  Securities  Exchange  Act of 1934
("Exchange Act") in determining whether a person is subject to the provisions of
Section  16 except  that the  determination  of direct  or  indirect  Beneficial
Ownership  shall apply to all Covered  Securities  which an Access Person has or acquires.  For  example,  in  addition  to a  person's  own  accounts  the  term
"Beneficial  Ownership"  encompasses  securities held in the name of a spouse or equivalent  domestic partner,  minor children,  a relative sharing your home, or certain  trusts  under which you or a related  party is a  beneficiary,  or held under other arrangements indicating a sharing of financial interest.

     5.  "Client(s)"  shall  mean the  Janus  Funds  and  other  individual  and institutional advisory clients of Janus.

     6.  "Company  Security" is any security or option  issued by Janus  Capital
Group Inc ("JNS").

     7.  "Control"  shall  have the same  meaning  as that set forth in  Section
2(a)(19) of the Investment Company Act of 1940 ("1940 Act").

     8. "Covered Persons" are all Trustees, Directors,  Officers, and full-time, part-time or temporary employees of Janus and Enhanced  Investment  Technologies
LLC (INTECH) and persons working for any of the foregoing on a contract basis.

     9. "Covered Securities" generally include all securities,  whether publicly or  privately  traded,  and  any  option,  future,  forward  contract  or  other obligation involving securities or index thereof,  including an instrument whose value is derived or based on any of the above ("derivative"). Covered Securities also include  securities of the Janus Funds (other than money market funds). The term Covered Security includes any separate security,  which is convertible into or  exchangeable  for, or which confers a right to purchase such  security.  The following investments are not Covered Securities:

          1)   Shares of registered open-end investment  companies (e.g., mutual funds) other than Janus Funds  (excluding money market funds) and shares of unit  investment  trusts  that  invest  exclusively  in registered open-end investment companies

          2)   Shares of  offshore  open-end  mutual  funds other than the Janus
               Funds

          3)   Direct  obligations  of  the  U.S.  government  (e.g.,   Treasury
               securities) or any derivative thereof

          4)   High-quality   short-term   debt   instruments,   such   as  bank
               certificates  of  deposit,   banker's   acceptances,   repurchase
               agreements, and commercial paper

          5)   Insurance   contracts,   including   life  insurance  or  annuity
               contracts

          6)   Direct investments in real estate, private business franchises or similar ventures

          7)   Physical  commodities   (including  foreign  currencies)  or  any
               derivatives thereof

     10. "Designated  Compliance  Representatives"  are David Kowalski and Susan
Wold or their designee(s).

     11. "Designated Legal  Representatives" are Bonnie Howe and Kelley Howes or
their designee(s).

     12. "Director of Research" is Jim Goff.

     13. "Ethics  Committee" is comprised of Peter Boucher,  Kelley Howes,  John
Bluher, Andy Iseman, David Kowalski, David Martin, Susan Wold, and Andrea Young.

     14.  "Independent  Trustees" are Outside  Trustees who are not  "interested persons" of the Janus Funds  within the meaning of Section  2(a)(19) of the 1940
Act.

     15.  "Initial  Public  Offering"  ("IPO")  means an offering of  securities registered  under the Securities  Act of 1933, the issuer of which,  immediately before the  registration,  was not  subject  to the  reporting  requirements  of
Section 13 or 15(d) of the Exchange Act.

     16. "Inside Trustees" are Trustees who are employed by Janus.

     17. "Interested  Trustees" are Trustees who, due to special  circumstances, are  treated by Janus as  "interested  persons" of the Janus  Funds.  Interested
Trustees are not employed by Janus

     18. "Investment Personnel" shall mean a person who makes or participates in making decisions regarding the purchase or sale of securities by or on behalf of any Client and any person such as an analyst or trader who  directly  assists in the process.  Such employees  shall include,  but are not limited to,  Portfolio
Managers,  Assistant Portfolio Managers, research analysts, research associates, traders and trade operations personnel. All Investment Personnel are also deemed
Access Persons.

     19. "Janus" is Janus  Investment  Fund,  Janus Adviser Series,  Janus Aspen
Series,  Janus  Adviser,  Janus  Capital  Management  LLC,  Janus  Institutional
Services  LLC,  Janus  Services  LLC,  Janus  Distributors  LLC,  Janus  Capital
International LLC, Janus Holding Corporation,  Janus International  Holding LLC,
Janus International  Ltd., Janus International  (Asia) Ltd., Janus Capital Trust
Manager Ltd., Janus  Selection,  Janus World Principal  Protected  Funds,  Janus
World Funds Plc, and INTECH.

     20. "Janus Funds" are Janus Investment  Fund,  Janus Adviser Series,  Janus
Aspen Series,  Janus  Adviser,  Janus Global Funds SPC, Janus  Selection,  Janus
World Principal  Protected Funds, and Janus World Funds Plc and any other mutual fund to which Janus or a control affiliate is a sub-adviser.

     21. "Limited  Offering" means an offering that is exempt from  registration under the  Securities  Act of 1933, as amended  ("1933 Act") pursuant to Section
4(2) or Section 4(6) or pursuant to Rules 504, 505 and 506  thereunder.  Limited offerings are often referred to as "private  placements"  and many  unregistered investment  vehicles  such as hedge  funds,  private  equity  funds and  venture capital funds are offered pursuant these exemptions.

     22. "NASD" is the National Association of Securities Dealers, Inc.

     23.  "Non-Access  Person" is any person that is not an Access Person.  If a
Non-Access  Person is a spouse or an  equivalent  domestic  partner of an Access
Person, then the Non-Access Person is deemed to be an Access Person.

     24. "Operating Council" is comprised of John Bluher,  Peter Boucher,  Erich
Gerth, Kelley Howes, David Kowalski, Doug Laird, Frank Lao, Kevin Lindsell, John
Mari, David Martin, Girard Miller, Jesper Nergaard, and Andrea Young.

     25. "Portfolio Manager" means any person who, in connection with his or her regular functions or duties,  has primary  responsibilities  for determining the securities  to be  purchased  or sold on behalf of any  Janus  Fund or  advisory
Client.

     26. "Registered Persons" are persons registered with the NASD by JD LLC.

     27. "Restricted Personnel" shall mean:

          1)   Any Independent Director or Officer of JNS.

          2)   Any employee  who in the  ordinary  course of his or her business has access either  directly or indirectly to material  non-public information  regarding JNS (such as certain  specified members of the JNS internal audit, finance and legal staffs).

          3)   Any  other  persons   determined  by  the  Ethics  Committee  who
               potentially  has  access  to  material   non-public   information
               regarding JNS.

     28.  "Security Held or to be Acquired"  means any Covered  Security  which, within the most recent  fifteen (15) days (i) is or has been held by any Client;
or (ii) is being or has been considered by any Client for purchase.

     29. "SEC" is Securities and Exchange Commission.

     30. "Trustees" are Trustees of Janus Investment Fund, Janus Adviser Series,
Janus Adviser and Janus Aspen Series.

These  definitions  may be  updated  from  time to time to  reflect  changes  in personnel.

                                  INTRODUCTION

These  Ethics  Rules  ("Rules")  apply to all Covered  Persons and require  that
Janus'  business be conducted in accordance  with the highest  ethical and legal standards,  and in such a manner as to avoid any actual or perceived conflict of interest.

The  Rules  are  intended  to  ensure  that  you (i)  observe  applicable  legal
(including  compliance with applicable  state and federal  securities  laws) and ethical  standards  in the  performance  of your duties and in pursuit of Janus'
goals and  objectives;  (ii) at all times place the interests of the Janus Funds and  their  shareholders,  and  Clients  first;  (iii)  disclose  all  actual or potential  conflicts  (including  those between Janus Fund  shareholders and JNS public stockholders),  should they emerge, to the Operating Council or the Chief
Compliance Officer; (iv) adhere to the highest standards of loyalty,  candor and care in all matters relating to our Fund  Shareholders and Clients;  (v) conduct all personal trading,  including transactions in Janus Funds, Company Securities and  Covered  Securities,  consistent  with the Rules and in such a manner as to avoid any actual or potential conflict of interest or any abuse of your position
of  trust  and  responsibility;   and  (vi)  not  use  any  material  non-public
information in securities  trading.  The Rules also establish policies regarding other matters such as outside  employment  and the giving or receiving of gifts.
The Rules do not cover every issue that may arise,  but set out basic principles to guide all  personnel.  Adherence to the Code is critical to  maintaining  the integrity, reputation and performance of Janus.

You should note that certain  portions of the Rules (such as the rules regarding personal  trading) may also apply to others,  including  certain members of your family.

You are  required  to read and  retain  these  Rules  and to sign and  submit an
Acknowledgment  of Receipt Form to Compliance upon commencement of employment or other services. On an annual basis thereafter,  you will be required to complete an Annual  Certification  Form. The Annual  Certification Form confirms that (i)
you have  received,  read and asked any questions  necessary to  understand  the
Rules;  (ii) you agree to conduct  yourself in  accordance  with the Rules;  and
(iii)  you have  complied  with the  Rules  during  such  time as you have  been associated with Janus.  Depending on your status,  you may be required to submit additional reports and/or obtain clearances as discussed more fully below.

You are also responsible for reporting matters involving violations or potential violations of the Rules or applicable  legal and regulatory  requirements by JNS personnel of which you may become aware. Reports may be made to your supervisor,
Compliance  Representative or Legal Representative.  You may also make anonymous reports of possible Code violations by calling  1-800-326-LOSS.  An Employee who in good faith  reports  illegal  or  unethical  behavior  will not be subject to reprisal  or  retaliation  for  making  the  report.  Retaliation  is a  serious violation of this policy and any concern  about  retaliation  should be reported immediately.  Any  person  found to have  retaliated  against  an  Employee  for reporting violations will be subject to appropriate  disciplinary action. Unless otherwise  defined,  all  capitalized  terms shall have the same  meaning as set forth in the Definitions section.

                         PERSONAL TRADING CODE OF ETHICS

                                    OVERVIEW

In general,  it is unlawful for persons  affiliated with  investment  companies, their principal  underwriters or their investment advisers to engage in personal transactions  in  securities  held or to be acquired by a registered  investment company  or in  the  registered  investment  company  itself  if  such  personal transactions  are made in  contravention of rules the SEC has adopted to prevent fraudulent,  deceptive  and  manipulative  practices.  Such rules  require  each registered  investment company,  investment adviser and principal underwriter to adopt its own written code of ethics containing  provisions reasonably necessary to prevent its employees from engaging in such conduct, and to maintain records, use  reasonable  diligence,  and institute  such  procedures  as are  reasonably necessary to prevent violations of such code. In addition, registered investment advisers are required to establish, maintain and enforce written codes of ethics that include certain minimum standards of conduct, including among other things, reporting of personal securities  transactions by Access Persons.  This Personal
Trading Code of Ethics ("Code") and information  reported  hereunder will enable
Janus to fulfill these requirements.

The Code  applies  to  transactions  for your  personal  accounts  and any other accounts you  Beneficially  Own. You may be deemed the  Beneficial  Owner of any account in which you have a direct or indirect financial interest. Such accounts include,  among  others,  accounts held in the name of your spouse or equivalent domestic partner,  your minor children,  a relative sharing your home or certain trusts under which you or such persons are a beneficiary.

                               GUIDING PRINCIPLES

Recognizing that certain  requirements  are imposed on investment  companies and their  advisers  by virtue of the 1940 Act and the  Investment  Advisers  Act of
1940,  considerable thought has been given to devising a code of ethics designed to provide  legal  protection  to accounts  for which a  fiduciary  relationship exists and at the same time  maintain an atmosphere  within which  conscientious professionals  may develop and maintain  investment  skills.  It is the combined judgment of Janus that as a matter of policy a code of ethics should not inhibit responsible  personal investment by professional  investment  personnel,  within boundaries  reasonably necessary to ensure that appropriate  safeguards exist to protect  Janus  Clients.  This  policy  is based  on the  belief  that  personal
investment   experience  can  over  time  lead  to  better  performance  of  the individual's professional investment responsibilities.  The logical extension of this line of  reasoning is that such  personal  investment  experience  may, and conceivably should, involve securities,  which are suitable for Janus Clients in question.  This policy quite obviously  increases the possibility of overlapping transactions.  The  provisions  of the Code,  therefore,  are designed to foster personal  investments while minimizing  conflicts under these  circumstances and establishing safeguards against overreaching.

                  CAUTION REGARDING PERSONAL TRADING ACTIVITIES

Certain personal trading  activities may be risky not only because of the nature of the  transactions,  but also because action necessary to close a position may become  prohibited for some Covered Persons while the position remains open. For example,  you may not be able to close  out  short  sales  and  transactions  in
derivatives.   Furthermore,  if  Janus  becomes  aware  of  material  non-public information,  or if a Client is active in a given security, some Covered Persons may find  themselves  "frozen" in a position.  Janus will not bear any losses in personal accounts resulting from the application of these Rules.

                    COMMUNICATIONS WITH INDEPENDENT TRUSTEES

As a regular  business  practice,  Janus attempts to keep  Independent  Trustees informed with respect to its  investment  activities  through  reports and other information provided to them in connection with board meetings and other events.
In  addition,  Janus  personnel  are  encouraged  to respond to  inquiries  from
Trustees,  particularly  as they relate to general  strategy  considerations  or economic or market conditions affecting Janus.

With regard to specific trading information, the mutual fund holdings disclosure policies and  procedures  are designed to be in the best  interest of the Funds, protect  the  confidentiality  of the Funds'  portfolio  holdings  and to permit
disclosure  of  non-public   portfolio  holdings  where  such  a  disclosure  is
consistent  with the  antifraud  provisions  of the federal laws and a Fund's or adviser's  fiduciary  duties.  It is Janus' policy not to  communicate  specific trading  information  and/or advice on specific  issues to Independent  Trustees
(i.e., no information is given on securities for which current activity is being considered  for Clients)  except in  accordance  with the mutual funds  holdings disclosure  policy.  For example,  in accordance  with the mutual funds holdings disclosure policy,  Trustees may receive specific information  regarding trading activities during their periodic portfolio performance reviews and other reviews of  investment  department  activities  and  personnel.  Any pattern of repeated requests for specific  trading  information  not in  accordance  with the mutual funds holdings disclosure policy by such Independent Trustees should be reported to the Chief Compliance Officer or the Director of Compliance

                              GENERAL PROHIBITIONS

The  following   activities  are  prohibited  for  applicable   Covered  Persons
(remember, if you work at Janus full-time, part-time, temporarily, on a contract basis or you are a Trustee,  you are a Covered Person).  Persons who violate any prohibition may be required to disgorge any profits  realized in connection with such violation to a charitable organization selected by the Ethics Committee and may be subject to other sanctions imposed by the Ethics  Committee,  as outlined in the Penalty Guidelines.

Covered  Persons  may not  cause a  Client  to take  action,  or to fail to take action, for personal benefit, rather than to benefit such Client. For example, a
Covered  Person  would  violate  this  Code by  causing  a  Client  to  purchase securities  owned  by the  Covered  Person  for the  purpose  of  supporting  or increasing  the price of that  security  or by causing a Client to refrain  from selling  securities in an attempt to protect a personal  investment,  such as an option on that security.

          1)   Covered  Persons may not use knowledge of portfolio  transactions made or  contemplated  for Clients to profit,  or cause others to profit, by the market effect of such transactions.

          2)   Covered   Persons  have  an  obligation  to  safeguard   material
               non-public   information   regarding   Janus  and  its   Clients.
               Accordingly,  Covered Persons may not disclose current  portfolio transactions  made  or  contemplated  for  Clients  or any  other non-public  information to anyone outside of Janus,  except under
               Janus' Mutual Fund Holdings Portfolio Disclosure Policy (attached as Exhibit A) and Janus Capital Management LLC Portfolio Holdings
               Disclosure Policy for Separately  Managed Accounts and Commingled
               Portfolios (attached as Exhibit B).

          3)   Covered   Persons  may  not  engage  in  fraudulent   conduct  in
               connection  with the purchase or sale of Securities Held or to be
               Acquired by a Client, including without limitation:

               (i)  Employing  any  device,  scheme or  artifice  to defraud any
                    Client.

               (ii) Making any untrue  statement of material  fact to any Client or omitting to state to any Client a material fact necessary in  order  to make  the  statements  made,  in  light of the circumstances under which they are made, misleading.

               (iii) Engaging in any act,  practice or course of business  which operates  or would  operate  as a fraud or  deceit  upon any
                    Client.

               (iv) Engaging in any  manipulative  practice  with respect to any
                    Client.

               (v)  Investing in derivatives to evade the  restrictions  of this
                    Code.  Accordingly,  individuals  may not use derivatives to
                    take  positions  in  securities   that  would  be  otherwise
                    prohibited by the Code if the positions were taken directly.

          4)   Investment Personnel may not serve on the board of directors of a publicly traded company without prior written  authorization from the Ethics Committee. No such service shall be approved without a finding by the Ethics  Committee that the board service would not be inconsistent  with the interests of Clients.  If board service is authorized by the Ethics Committee,  the Investment  Personnel
               serving as Director normally should be isolated from those making investment decisions with respect to the company involved through
               "Chinese Walls" or other procedures.

          5)   Covered Persons are also prohibited from engaging in a pattern of transactions in Covered Securities,  Company Securities and Janus
               Funds which are excessively frequent so as to potentially:

               (i)  Impact   their   ability   to  carry  out   their   assigned
                    responsibilities.

               (ii) Increase the possibility of actual or apparent conflicts.

               (iii) Violate any provision of the Rules,  the Corporate  Code of
                    Conduct and Janus Funds' prospectuses.

                       TRANSACTIONS IN COMPANY SECURITIES

WINDOW PERIODS FOR COMPANY SECURITY TRADES

Restricted  Personnel and their related  parties (your  parents,  spouse,  minor children  and  other  persons  living  in your  household,  as well as you) may, subject to pre-clearance  and other limitations under the insider trading policy and unless informed to the contrary, only trade in Company Securities during the
Window  Period.  The Window Period will generally  open  twenty-four  (24) hours after JNS publicly  announces its quarterly  earnings and will close on the last business day of quarter end. Unless  Restricted  Personnel have been notified by
Compliance  to the  contrary,  no  securities  trades may take place outside the
Window Period.

Non-discretionary  transactions in Company  Securities (e.g., the acquisition of securities  through  Janus' ESPP or receiving  options in Company  Securities as part of a compensation or benefit plan) do not require preclearance.

Covered Persons may not engage in  transactions  in Company  Securities that are speculative in nature.  These transactions  include, but are not limited to: (i)
the writing of a call  option and the  purchase of a put option if the amount of securities  underlying  the option exceed the amount of securities you otherwise own; (ii) "sales against the box" (i.e., selling of borrowed securities when you own  sufficient  shares  to  cover  the  sale);  and  (iii)  transacting  in the securities of any entity with which Janus is discussing business matters.

INDEPENDENT TRUSTEES ARE PROHIBITED FROM OWNING COMPANY SECURITIES.

PRE-CLEARANCE PROCEDURES FOR COMPANY SECURITIES

To  pre-clear  a trade,  Restricted  Persons  must  submit a Company  Securities
Pre-Clearance  Form to Compliance  through  Janus'  web-based  Personal  Trading
Application ("P*Trade").  The Director of Compliance or such other Compliance or
Legal  Representative shall discuss the transaction with Janus' General Counsel,
Chief Financial Officer or Chief Compliance  Officer.  Compliance shall promptly notify  the  person  of  approval  or  denial  for the  transaction  via  email.
Notification  of approval or denial for the  transaction  may be given verbally;
however,  it shall be  confirmed  in writing  within  seventy-two  (72) hours of verbal  notification.  Prior  clearance is in effect for four business days from and including the day of first  notification to execute the trade unless revoked by Janus prior to the expiration of the four business day period.

                           TRANSACTIONS IN JANUS FUNDS

No Covered  Person  (including  Trustees)  shall engage in excessive  trading or market timing  activities with respect to any Janus Fund (excluding  taxable and tax-exempt  money  market  funds).  For the purposes of the  foregoing,  "market timing"  shall be defined as a purchase and  redemption,  regardless of size, in and out of the same  Janus  Fund in excess of four  "round  trips"  per  rolling
12-month  period.  A "round  trip" is a  redemption  out of a Janus Fund (by any means) followed by a purchase back into the same Janus Fund (by any means).

Covered  Persons  are also  required  to notify  Compliance  of each  Janus Fund account in which they have  Beneficial  Ownership  (see  Reporting  Requirements below).  Covered Persons are subject to any redemption fees charged by the Janus
Funds.

BAN ON SHORT-TERM TRADING PROFITS

Covered Persons (including  Trustees) shall disgorge any profits realized in the purchase and sale of the same Janus Fund (excluding taxable and tax-exempt money market funds) within ninety (90) calendar days. Accordingly, if you sell a Janus
Fund within ninety (90) calendar days of purchasing  it, you will be required to disgorge  any  profit  made.  Transactions  will be  matched  with any  opposite transaction  within the most recent ninety (90) calendar  days.  The ninety (90)
day holding period does not apply to written  systematic  purchase or sale plans
such  as   payroll   deduction,   automatic   monthly   investment,   or  401(k)
contributions.  However, it does apply to all other non-systematic  transactions such as periodic  rebalancing.  Any  disgorgement of profits required under this provision shall be donated to a charitable  organization  selected by the Ethics
Committee.  The Ethics  Committee  may grant  exceptions to this ninety (90) day holding period as a result of death, disability or other special circumstances.

                       TRANSACTIONS IN COVERED SECURITIES

TRADING RESTRICTIONS

The  trading  restrictions  of  the  Code  apply  to  all  direct  and  indirect acquisitions and dispositions of Covered Securities,  whether by purchase, sale, stock purchase plan, gift, inheritance or otherwise. Unless otherwise noted, the following  trading  restrictions  are applicable to any transaction in a Covered
Security (excluding Janus Funds;  trading restrictions for Janus Funds are noted
above)  Beneficially  Owned  by  a  Covered  Person.  Independent  Trustees  and
Interested  Trustees are exempt from  certain  trading  restrictions  because of their limited  access to current  information  regarding  Janus Funds and Client investments.  Any  disgorgement  of profits  required under any of the following provisions shall be donated to a charitable  organization selected by the Ethics
Committee.  However,  if  disgorgement  is  required  as a result of trades by a portfolio  manager that conflict with that  manager's own Clients,  disgorgement proceeds  shall be paid directly to such Clients.  If  disgorgement  is required under more than one provision,  the Ethics Committee shall determine in its sole discretion the provision that shall control.

For trading  restrictions  applicable to Janus Funds, please see Transactions in
Janus Funds above.

EXCLUDED TRANSACTIONS

Some  or all of the  trading  restrictions  listed  below  do not  apply  to the
following  transactions;   however,  these  transactions  must  be  reported  to
Compliance (see Reporting Requirements):

     1. Tender offer transactions are exempt from all trading restrictions.

     2. The  acquisition of Covered  Securities  through an employer  retirement plan such as 401(k)  Plan or stock  purchase  plans is exempt  from all  trading restrictions except  pre-clearance,  the trading ban on Portfolio Managers,  and the seven day rule.  (Note:  the sales of  securities  acquired  through a stock purchase plan are subject to all of the trading restrictions of the Code.)

     3.  The  acquisition  of  securities  through  stock  dividends,  automatic dividend  reinvestment  plans,  stock splits,  reverse  stock  splits,  mergers,
consolidations,   spin-offs  or  other  similar  corporate   reorganizations  or
distributions  generally  applicable  to all  holders  of the same class of such securities  are  exempt  from  all  trading  restrictions.  The  acquisition  of securities  through the  exercise of rights  issued by an issuer pro rata to all holders of a class of securities,  to the extent the rights were acquired in the issue, is exempt from all trading restrictions.

     4. An Approved Non-Influence and Non-Control Account. See Non-Influence and
Non-Control  Account  section of this Code.  Please note that these accounts are subject to the reporting requirements and to the pre-clearance  requirements for
Trades in Company Securities for Restricted Employees.

     5. The  acquisition of securities by gift or inheritance is exempt from all trading  restrictions.  (Note:  the  sales  of  securities  acquired  by gift or inheritance are subject to all trading restrictions of the Code.)

     6.  Transactions  in Covered  Securities  that are gifted (except for gifts intended as political contributions) to charitable organizations are exempt from all  trading  restrictions.  Note  this  exception  does not  apply  to  Company
Securities.

DISCLOSURE OF CONFLICTS

If an Investment Person is planning to invest or make a recommendation to invest in  securities  for a Client,  and such  person has a material  interest  in the security  or issuer of the  security,  such  person  must  first  disclose  such interest to his or her manager.  The manager shall conduct an independent review of the  recommendation to purchase the security for the Client.  The manager may review the  recommendation  only if he or she has no  material  interest  in the security or issuer of the security.  A material interest is Beneficial Ownership of any security (including derivatives,  options,  warrants or rights), offices, directorships, significant contracts, interests or relationships that are likely to affect such person's judgment.

Investment Personnel may not fail to timely recommend a suitable security to, or purchase or sell a suitable security for a Client in order to avoid an actual or apparent conflict with a personal  transaction in that security.  Before trading any  security,  a research  analyst has a duty to provide to Janus any material;
public information that comes from the company about such security in his or her possession.  As a result,  Investment  Personnel  should confirm that a research note regarding such information is on file prior to trading in the security,  or if not, should disclose the information to his or her manager or the appropriate portfolio manager.

TRADING BAN ON PORTFOLIO MANAGERS

Portfolio  Managers are generally  prohibited from trading personally in Covered
Securities.  However,  the following types of transactions  are exempt from this policy,  but are subject to all  applicable  provisions of the Rules,  including pre-clearance:

     1. The purchase or sale of Non-Covered  Securities,  Company  Securities or
Janus Funds.

     2. The sale of any security that is not held by any Client.

     3. The sale of any security in order to raise capital to fund a significant life event.  For example,  purchasing a home or automobile or paying  medical or education expenses.

     4.  The  purchase  or  sale  of any  security  that  is  not a  permissible investment for any Client.

BAN ON IPOS

Covered Persons (except  Independent  Trustees and Interested  Trustees) may not
purchase securities in an IPO (excluding secondary, fixed-income and convertible securities  offerings).  Such securities may be purchased or received,  however, when the  individual has an existing right to purchase the security based on his or her status as an  investor,  policyholder  or  depositor  of the  issuer.  In addition,  securities  issued in  reorganizations  are also outside the scope of this prohibition if the transaction  involves no investment decision on the part of the Covered Person except in connection with a shareholder  vote.  (Note: any securities or transactions  that fall outside the scope of this  prohibition are subject to all applicable trading restrictions.)

BLACKOUT PERIOD

No Access  Person may engage in a  transaction  in a Covered  Security when such person knows or should have known at the time there to be pending,  on behalf of any Client,  a "buy" or "sell"  order in that same  security.  The  existence of pending  orders  will be  checked  by  Compliance  as part of the  pre-clearance process.  Preclearance  may be given when any pending Client order is completely executed or withdrawn.

SEVEN- DAY BLACKOUT PERIOD

Investment  Personnel  may not  trade in a  Covered  Security  within  seven (7)
calendar  days  after a trade in that  security  has been  made on behalf of any
Janus Fund or Client.

                 PRECLEARANCE PROCEDURES FOR COVERED SECURITIES

Access Persons (except Independent Trustees and Interested Trustees) must obtain
pre-clearance  prior  to  engaging  in  any  personal   transaction  in  Covered
Securities,  unless  such  transaction  meets one of the  Excluded  Transactions provisions note above. A Personal Trading  Pre-clearance  Form must be submitted to Compliance through P*Trade. The Pre-clearance Form should indicate securities being  purchased in a Limited  Offering  Compliance  shall  promptly  notify the person of  approval  or denial of the  transaction  via email.  Notification  of approval or denial of the transaction may be given verbally;  however,  it shall be confirmed in writing within  seventy-two  (72) hours of verbal  notification.
When pre-clearance has been approved, the person then has four (4) business days from and including the day of first notification to execute the trade.

Investment personnel who have been authorized to acquire securities in a Limited
Offering  or who hold such  securities  must  disclose  that  investment  to the
Director of Research  when they are involved in a Client's  consideration  of an investment in that issuer,  and the Client's  decision to purchase such security must be independently  reviewed and approved by the Chief Investment  Officer or
Director of  Research  provided  such  person  have no personal  interest in the issuer.

PRE-CLEARANCE PROCESS FOR JNS ACCESS PERSONS

General pre-clearance shall be obtained by all Access Persons from an authorized person from each of the following:

     1. A  designated  Legal  or  Compliance  Representative  will  present  the personal investment to the attendees of the weekly investment meeting, whereupon an opportunity will be given to orally object.
     An attendee of the weekly investment meeting shall object to such clearance if such  person  knows of a  conflict  with a pending  Client  transaction  or a transaction  known by such  attendee  to be under  consideration  for a  Client.
Objections to such clearance should also take into account, among other factors, whether  the  investment  opportunity  should be  reserved  for a Client.  If no objections are raised, the Designated Legal or Compliance  Representative  shall so indicate on the  Pre-clearance  Form. Such approval shall not be required for sales of securities not held by any Clients.

     2. A designated Legal or Compliance  Representative will verify via P*Trade that at the time of the request  there are no pending  "buy" or "sell" orders in the security on behalf of a Janus Client (excluding INTECH Clients).

     3.  The  Director  of  Compliance  or  a  designated  Legal  or  Compliance
Representative  may provide clearance if no legal prohibitions are known by such person to exist with respect to the proposed trade. Approvals for such clearance should take into account,  among other factors,  the existence of any Watch List or Restricted  List, if it is determined by Compliance  that the proposed  trade will not have a material  influence on the market for that security or will take advantage of or hinder  client  trading,  if the Access  Person has completed an
Ethics Rules training session, and, to the extent reasonably practicable, recent trading activity and holdings of Clients.

     4. Trades by Investment Personnel employed by JNS may not be pre-cleared by presentation at the weekly investment  meeting.  Instead,  Investment  Personnel must obtain the following approvals.

          1)   Investment   Personnel  must  send  an  email  to  all  Portfolio
               Managers,  Research Analysts and Traders requesting pre-clearance with a detailed  analysis  (i.e.,  describe  company's  business, valuation and investment rationale) as to why they are requesting the transaction  and why it is not appropriate for Clients.  This will start the clock for the Seven (7) Day Blackout Period.

          2)   If, on the seventh (7th) calendar day after the Investment Person sent the email to the group and no one  objected to the trade and no trades in that  security  occurred on behalf of any Janus Fund or Clients,  then the Investment Person must next receive written
               (email)  approval from the Director of Research who will evaluate
               (i) whether or not there is any conflict of interest or questions of  impropriety  and  (ii)  if the  Investment  Person  is also a research  analyst  and at the  time  of the  request  covers  the security,  the Director of Research  shall ensure the analyst has it rated a "strong buy."

          3)   If steps one and two above clear, then the Investment Person must request  pre-clearance  from  Compliance via P*Trade.  Compliance will verify steps one and two have been  completed and then check the Restricted  List and trading  blotter to ensure no trades are pending.

If steps one, two and three above are all cleared,  then  pre-clearance  will be granted and the  Investment  Person will have four (4) business  days to execute the trade.

In  addition  to  the  pre-clearance   requirements  for  Investment  Personnel,
Assistant  Portfolio  Managers  must  obtain  prior  written  approval  from the
Portfolio  Manager of the Janus Fund or  advisory  Client for which he or she is the Assistant Portfolio Manager.  Assistant Portfolio Managers are also required to note on the Preclearance  Form whether or not the security was recommended to
Portfolio  Managers for purchase or sale on behalf of any Janus Fund or advisory
Client, and the reason why the Portfolio Manager decided the transaction was not appropriate at the time.

NO  AUTHORIZED  PERSON MAY  PRE-CLEAR  A  TRANSACTION  IN WHICH SUCH  PERSON HAS
BENEFICIAL OWNERSHIP.

PRECLEARANCE PROCESS FOR INTECH ACCESS PERSONS

General  pre-clearance  shall be obtained by all INTECH  Access  Persons from an authorized person from each of the following:

     1. A  designated  Legal  or  Compliance  Representative  will  present  the personal  investment  to Dave Hurley or Bob Garvy,  whereupon  they will have an opportunity to object in writing.  Dave Hurley or Bob Garvy shall object to such clearance if such person knows of a conflict with a pending  Client  transaction or a transaction  known to be under  consideration  for a Client.  Objections to such clearance should also take into account,  among other factors,  whether the investment  opportunity  should be reserved for a Client.  If no objections  are raised, the Designated Legal or Compliance  Representative  shall so indicate on the Pre-clearance Form.

     2. A designated Legal or Compliance  Representative will verify via P*Trade that at the time of the request  there are no pending  "buy" or "sell" orders in the security on behalf of an INTECH Client (excluding JNS Clients).

     3.  The  Director  of  Compliance,  or a  designated  Legal  or  Compliance
Representative  may provide clearance if no legal prohibitions are known by such person to exist with respect to the proposed trade. Approvals for such clearance should take into account,  among other factors,  the existence of any Watch List or Restricted  List, if it is determined by Compliance  that the proposed  trade will not have a material  influence on the market for that security or will take advantage of or hinder  client  trading,  if the Access  Person has completed an
Ethics Rules training session, and, to the extent reasonably practicable, recent trading activity and holdings of Clients.

NO  AUTHORIZED  PERSON MAY  PRE-CLEAR  A  TRANSACTION  IN WHICH SUCH  PERSON HAS
BENEFICIAL OWNERSHIP.

FOUR DAY EFFECTIVE PERIOD

Clearances  to trade will be in effect for four (4)  trading/business  days from and  including the day of first  notification  of approval.  For stock  purchase plans,  exercise of Company  Securities and similar  transactions,  the date the request  is  submitted  to  the  company  processing  the  transaction  will  be considered  the  trade  date for  purposes  of this  requirement.  Open  orders, including  stop loss orders,  will generally not be allowed unless such order is expected  to be  completed  within  the four  (4) day  effective  period.  It is
necessary  to  re-pre-clear   transactions  not  executed  within  the  four-day
effective period.

PRE-CLEARANCE OF STOCK PURCHASE PLANS

Access Persons (except Independent Trustees and Interested Trustees) who wish to participate  in a stock  purchase  plan must  pre-clear  such trades via P*Trade prior to submitting  notice of  participation in such stock purchase plan to the applicable  company.  To pre-clear the trade,  the Director of Compliance  shall consider  all  material  factors  relevant to a  potential  conflict of interest between the Access Person and Clients. In addition, any increase of $100 or more to a pre-existing stock purchase plan must be pre-cleared.

SIXTY DAY RULE -- PROHIBITION ON SHORT-TERM PROFITS

Access  Persons  (except  Independent  Trustees and Interested  Trustees)  shall disgorge any profits realized in the purchase and sale, or sale and purchase, of the same or equivalent Covered Securities within sixty (60) calendar days.

180 DAY RULE -- PROHIBITION ON SHORT-TERM PROFITS

Investment  Personnel  shall  disgorge any profits  realized in the purchase and sale, or sale and purchase,  of the same or equivalent Covered Securities within
180 calendar days.

ONE DAY BEST PRICE RULE

Any Access Person (except Independent Trustees and Interested Trustees) who buys or sells a Covered  Security within one (1) business day before such security is bought  or sold on behalf  of any  Client  must  disgorge  any  price  advantage realized. The price advantage shall be the favorable spread, if any, between the price paid or received by such Access Person and the least  favorable price paid or received by a Client  during such  period.(1)  The Ethics  Committee  has the authority by unanimous  action to exempt any person from the one (1) day rule if such person is selling  securities to raise  capital to fund a significant  life event.  For  example,  purchasing  a home or  automobile  or paying  medical  or education  expenses.  In  order  for  the  Ethics  Committee  to  consider  such exemption,  the life event must occur within  thirty (30)  calendar  days of the security  transaction,  and the person must provide written  confirmation of the event.

(1)Personal  purchases  are matched  against  subsequent  Client  purchases  and personal sales are matched against  subsequent Client sales for purposes of this restriction.  JNS Personnel trades will be matched against JNS Client trades and
INTECH Personnel trades will be matched against INTECH Client trades.

THIRTY DAY BEST PRICE RULE

Any Investment  Person who buys or sells a Covered  Security  within thirty (30)
calendar  days  before  such  security is bought or sold on behalf of any Client must disgorge any price  advantage  realized.  The price  advantage shall be the favorable  spread, if any, between the price paid or received by such person and the least favorable price paid or received by a Client during such period.(2)

SHORT SALES

Any Access Person  (except  Independent  Trustees and  Interested  Trustees) who sells short a Covered  Security  that such person  knows or should have known is held long by any Client shall disgorge any profit realized on such  transaction.
This prohibition shall not apply,  however, to securities indices or derivatives thereof (such as futures  contracts on the S&P 500 index).  Client  ownership of
Covered Securities will be checked as part of the pre-clearance process.

HEDGE FUNDS, INVESTMENT CLUBS AND OTHER INVESTMENTS

No Access  Person  (except  Independent  Trustees and  Interested  Trustees) may participate in hedge funds, investment partnerships, investment clubs or similar investment  vehicles,  unless  such  person does not have any direct or indirect influence or control over the trading. Covered Persons wishing to rely upon this provision must submit a Certification of  Non-Influence  and Non-Control Form to
Compliance for approval.  (See  Non-Influence  and Non-Control  Accounts section below.) Such investments are typically  Limited Public Offerings and are subject to pre-clearance.

                             REPORTING REQUIREMENTS

ACCOUNT STATEMENTS

All Covered Persons (except Independent  Trustees and Interested  Trustees) must notify Compliance of each brokerage account and Janus Fund account in which they have  Beneficial  Ownership  and must  arrange  for their  brokers or  financial institutions  to  provide to  Compliance,  within  thirty  (30)  calendar  days, duplicate  account  statements and  confirmations  showing all  transactions  in brokerage  or Janus Fund  accounts in which they have  Beneficial  Ownership.  A
Personal Brokerage/Janus Mutual Fund Account Disclosure Form should be completed for this purpose and submitted via P*Trade.

Please  note that even if such  person does not trade  Covered  Securities  in a particular  brokerage or commodities  account (e.g.,  trading  non-Janus  mutual funds in a Schwab account),  the reporting of duplicate  account  statements and confirmations  is required.  Reporting of accounts that do not allow any trading in Covered  Securities  (e.g., a mutual fund account held directly with the fund sponsor) is not required.

Independent  Trustees and  Interested  Trustees  must notify  Compliance of each
Janus Fund account in which he or she has  Beneficial  Ownership,  including any brokerage account through which Janus Fund shares are held, and must arrange for their brokers or financial  institutions  to provide to Compliance,  on a timely basis,  duplicate account statements and confirmations  showing all transactions in brokerage or Janus Fund accounts in which they have Beneficial  Ownership.  A
Personal Brokerage/Janus Mutual Fund Account Disclosure Form should be completed for this purpose and submitted via P*Trade.

(2)Personal  purchases  are matched  against  subsequent  Client  purchases  and personal sales are matched against  subsequent Client sales for purposes of this restriction.  Covered Persons must immediately  report to Compliance the opening of a reportable account, and certify annually thereafter,  including the name of the  firm  and  the  name  under  which  the  account  is  carried.  A  Personal
Brokerage/Janus Mutual Fund Account Disclosure Form should be completed for this purpose via P*Trade.

Certain transactions might not be reported through a brokerage account,  such as private  placements,  inheritances or gifts. In these instances,  Access Persons must  report  these  transactions  within  ten  (10)  calendar  days  after  the transaction using a Personal Securities Transaction Report as noted below.

Registered  Persons  of JD LLC are  reminded  that  they must  also  inform  any brokerage  firm with  which  they open an  account  at the time the  account  is opened, that they are registered with JD LLC.

Non-Access Persons who engage in transactions of an aggregate of $25,000 or more in Covered  Securities  within a calendar year must provide  Compliance  with an
Annual Transaction Report listing all such transactions in all accounts in which such person has Beneficial  Ownership.  Compliance will request this information annually  via P*Trade and will spot check all or a portion of such  transactions or accounts.

HOLDINGS REPORTS

Access Persons (except Independent Trustees and Interested Trustees) must submit to the Chief  Compliance  Officer or his designee  via P*Trade,  within ten (10)
calendar  days  after  becoming  an  Access  Person,  an Access  Person  Covered
Securities/Janus  Mutual Fund Holdings  Disclosure  Form which lists all Covered
Securities  beneficially held and any accounts through which such securities are maintained. In addition,  persons designated Investment Personnel must provide a brief description of any positions held (e.g.,  Director,  Officer,  other) with for-profit  entities  other  than  Janus  by  submitting  an  Investment  Person
Directorship Disclosure Form. Every Access Person must submit an annual holdings report at least  once  each  twelve  month  period.  The  reports  must  contain information  current as of no more than  forty-five  (45) calendar days from the time the report is submitted.

PERSONAL SECURITIES TRANSACTION REPORTS

Access  Persons  (other  than  Independent  Trustees)  must submit via P*Trade a
Personal Securities  Transaction Report to the Chief Compliance Officer or other persons  designated  in this Code within ten (10)  calendar days after any month end showing all transactions in Covered Securities for which confirmations known by such person were not timely provided to Janus, and all such transactions that are not  effected  in  brokerage  or  commodities  accounts,  including  without limitation non-brokered private placements,  and transactions in securities that are in  certificate  form,  which  may  include  gifts,  inheritances  and other transactions in Covered Securities.

Independent  Trustees and  Interested  Trustees must report a  transaction  in a
Covered  Security if such person knew,  or in the ordinary  course of fulfilling his or her  official  duties as a Trustee  should have known,  that,  during the fifteen (15) day period  immediately  preceding  the date of his or her personal transaction, such security was purchased or sold by, or was being considered for purchase  or sale on behalf of any Janus  Fund for  which  such  person  acts as
Trustee.

Such persons must promptly comply with any request of the Director of Compliance to Provide  Transaction  reports  regardless  of whether  their  broker has been instructed to provide  duplicate  confirmations.  Such reports may be requested, for example, to check that all applicable confirmations are being received or to supplement the requested  confirmations  when a broker is difficult to work with or otherwise fails to provide duplicate confirmations on a timely basis.

NON-INFLUENCE AND NON-CONTROL ACCOUNTS

The Rules  shall not apply to any  account,  partnership  or similar  investment vehicle  over which a Covered  Person  has no direct or  indirect  influence  or control.  Covered  Persons  wishing to rely upon this  provision are required to receive  prior  approval  from the Ethics  Committee.  In order to request  such approval,  a  Certification  of  Non-Influence  and  Non-Control  Form  must  be submitted to  Compliance  via P*Trade.  Note:  Although a Covered  Person may be
given an  exemption  from the Rules for a certain  account,  such  accounts  are prohibited from  purchasing  securities in an initial public  offering,  Limited
Public  Offerings Janus Funds and Company  Securities  except in accordance with these  Rules;  and he or she is required to provide  Compliance  with  duplicate account statements and trade confirmations.

Any account beneficially owned by a Covered Person that is managed by Janus in a discretionary  capacity is not covered by these Rules as long as such person has no direct or indirect  influence  or control over the  account.  The  employment relationship between the account-holder and the individual managing the account, in the absence of other facts indicating control will not be deemed to give such account-holder influence or control over the account.

                              OTHER REQUIRED FORMS

In  addition  to  the  Pre-clearance   Form,   Pre-clearance  Form  for  Company
Securities,  Personal  Brokerage Account  Disclosure Form, Access Person Covered
Securities  Disclosure Form,  Investment  Person  Directorship  Disclosure Form,
Report of  Personal  Securities  Transactions,  Annual  Transaction  Report  and
Certification  of  Non-Influence  and  Non-Control  Form  discussed  above,  the following forms  (available  through P*Trade) must be completed if applicable to you:

ACKNOWLEDGMENT OF RECEIPT FORM

Each Covered Person must provide  Compliance with an  Acknowledgment  of Receipt
Form  within ten (10)  calendar  days of  commencement  of  employment  or other services  certifying that he or she has received a current copy of the Rules and acknowledges,  as a condition of employment, that he or she will comply with the
Rules in their  entirety.  In  addition,  Compliance  will  provide  all Covered
Persons with a copy of any amendments to these Rules,  and each Covered  Persons must sign an acknowledgement of receipt of any material amendments.

ANNUAL CERTIFICATION FORM

Each  Covered   Person  must  provide   Compliance   annually   with  an  Annual
Certification Form certifying that he or she:

     1. Has received, read and understands the Rules.

     2. Has complied with the requirements of the Rules.

     3. Has  disclosed  or reported  all open  brokerage  account and Janus Fund accounts,  personal holdings and personal securities transactions required to be disclosed or reported pursuant to the requirements of the Rules.

TRUSTEE REPRESENTATION FORM

All Trustees must upon commencement of services and annually thereafter, provide
Compliance with an Independent  Trustee/Interested  Trustee Representation Form.
The Form  declares  that such  persons  agree to  refrain  from  trading  in any securities  when they are in possession  of any  information  regarding  trading recommendations  made or  proposed  to be made to any  Client  by  Janus  or its officers or employees.

                                   GIFT POLICY

Gifts may be given (or accepted)  only if they are in  accordance  with normally accepted  business  practices  and do not raise any question of  impropriety.  A question  of  impropriety  may be  raised  if a gift  influences  or  gives  the appearance of influencing the recipient.  Only the Chief  Compliance  Officer or the Director of Compliance  is authorized to grant a waiver of this policy.  The following  outlines  Janus'  policy on  giving  and  receiving  gifts to help us maintain  those  standards  and is  applicable  to all  officers,  directors and employees of Janus.

                                   GIFT GIVING

Neither you nor members of your  immediate  family may give any gift,  series of gifts or other  thing of  value,  ("Gifts")  in  excess  of $100 per year to any
Client or any one person or entity that does or seeks to do business  with or on behalf of Janus or any  Client  (collectively  referred  to herein as  "Business
Relationships"). You are prohibited from giving cash, making loans and providing personal services on behalf of Janus, even if these fall within the above dollar limits.  Additionally,  Covered Persons should not make charitable contributions on behalf  of a Client or  financial  intermediary  unless it is clear  that the contribution has been made by Janus. Charitable  contributions made on behalf of or at the  request of a Client or  financial  intermediary  must be  approved in advance by Compliance.

                                 GIFT RECEIVING

Neither  you nor  members  of your  immediate  family  may  receive  any Gift of material value from any single  Business  Relationship.  You are prohibited from receiving  cash,  loans or personal  services or special  discounts  unless such personal  services or special  discounts are  available to all Covered  Persons.
(i.e. a discount  coupon from a retail store)A Gift will be considered  material in value if it influences or gives the appearance of influencing the recipient.

In the event the aggregate  fair market value of all Gifts  received by you from any single Business  Relationship is estimated to exceed $100 in any twelve (12)
month period,  you must  immediately  notify your manager.  Managers who receive such  notification must report this information to the Director of Compliance if it appears that such Gifts may have improperly  influenced the receiver.  If the
Gift is made in  connection  with  the  sale  or  distribution  of a  registered investment  company or variable contract  securities,  the aggregate fair market value of all such Gifts  received by you from any single  Business  Relationship may never exceed $100 in any twelve (12) month period.

Occasionally,   Janus   employees  are  invited  to  attend  or  participate  in
conferences,  tour a  company's  facilities  or meet with  representatives  of a company.  Such  invitations  may involve  traveling  and may  require  overnight lodging.  Generally, Janus must pay for all travel and lodging expenses provided in connection with such  activities.  However,  if  appropriate,  and with prior approval from your manager, you may accept travel related amenities if the costs are considered insubstantial and are not readily ascertainable.

The solicitation of a Gift is prohibited (i.e., you may not request a Gift, such as tickets to a sporting event be given to you).

                          CUSTOMARY BUSINESS AMENITIES

Customary  business amenities are not considered Gifts so long as such amenities are business  related (e.g.,  if you are accepting  tickets to a sporting event, the offerer must go with you),  reasonable in cost,  appropriate  as to time and place  and  neither  so  frequent  nor so costly  as to raise  any  question  of impropriety.  Customary business  amenities which you and, if appropriate,  your guests,  may accept (or give) include an occasional meal, a ticket to a sporting event or the theater,  greens  fees,  an  invitation  to a reception or cocktail party or comparable entertainment.

                             REPORTING REQUIREMENTS

You are  required to report  gifts/entertainment  in excess of $100 from any one company.  You are required to certify, at least annually,  that any gifts and/or entertainment received from any one company were in accordance with the policy.

              GIFT / ENTERTAINMENT POLICY FOR INVESTMENT PERSONNEL

Investment  Personnel may not receive more than $100 in gifts over the course of a calendar  year from one  brokerage  firm.  Gifts are things of value  received where there was no direct meeting with the broker, e.g., a bottle of wine.

Investment Personnel may occasionally go to dinner or events (such as occasional meals, sporting events, theater/Broadway shows, golf outings, an invitation to a reception or cocktail party or comparable  entertainment where the offerer is in attendance) with brokerage firms and companies (salespeople,  analysts,  traders etc.) subject to:

     1. Max $250 value per  employee,  and,  if  applicable,  max $500 value for employee and employee's  guest per single outing.  The limits apply to the total market  value  cost (not face  value) of the  outing,  including  meals,  travel
(airfare/hotels/cars), sporting events, limo rides, etc.

     2. Aggregate  value per year of all such benefits may not exceed $1,000 per company.

                             REPORTING REQUIREMENTS

Portfolio Managers, Research Analyst and Traders are required to report at least monthly gifts and/or entertainment  received with a value greater than $100 from any one company.

GIFT / ENTERTAINMENT POLICY FOR TRUSTEES

Trustees  may not receive  more than $100 in gifts over the course of a calendar year from Janus.  Gifts are things of value  received  where there was no direct meeting with Janus, e.g., a bottle of wine.

Trustees are prohibiting  from  soliciting  gifts or  entertainment  from Janus.
Notwithstanding  this  prohibition,  Trustees may pay for  attendance at a Janus event.  Trustees may attend  Janus hosted  events,  (such as  occasional  meals, sporting  events,  theater/Broadway  shows,  golf  outings,  an  invitation to a reception or cocktail party or comparable  entertainment  where Janus  personnel are in attendance) subject to:

     1. Max $250 value per Trustee,  per outing,  and, if  applicable,  max $500 value for Trustee and Trustee's guest per single outing. The limits apply to the total market value cost (not face value) of the outing,  including meals, travel
(airfare/hotels/cars), sporting events, limo rides, etc.
     2. Aggregate value per year of all such benefits may not exceed $1,000.

The above  limitations do not apply to meals served in conjunction  with a board meeting.

                             REPORTING REQUIREMENTS

Trustees  are  required to certify,  at least  annually,  that any gifts  and/or entertainment received from Janus were in accordance with the policy.

                            OUTSIDE EMPLOYMENT POLICY

No Covered Person  (excluding  Trustees) shall accept employment or compensation as a result of any business activity (other than a passive investment),  outside the scope of his relationship  with Janus unless such person has provided prompt written notice of such employment or compensation to Compliance and, in the case of securities-related employment or compensation, has received the prior written approval of the Ethics  Committee.  All requests for approval  must be submitted via P*Trade by submitting an Outside  Employment  Form.  Registered  Persons are
reminded  that prior  approval  must be given before any  employment  outside of
Janus is  accepted  pursuant  to JD LLC's  Written  Supervisory  Procedures  and applicable NASD rules.

                               PENALTY GUIDELINES

                                    OVERVIEW

Covered   Persons  who  violate  any  of  the   requirements,   restrictions  or
prohibitions  of the Rules may be  subject  to  sanctions  imposed by the Ethics
Committee.  The following guidelines shall be used by the Director of Compliance for recommending  remedial actions for Covered Persons who violate  prohibitions or disregard requirements of the Rules. Deviations from the Five Day, Sixty Day,
Thirty Day and 180 Day Rules are not considered to be violations under the Rules and, therefore, are not subject to the penalty guidelines.

Upon  learning of a potential  deviation  from,  or violation of the Rules,  the
Director of Compliance will provide a written  recommendation of remedial action to the Ethics  Committee.  The Ethics  Committee has full  discretion to approve such  recommendation or impose other sanctions it deems appropriate.  The Ethics
Committee  will  take  into  consideration,  among  other  things,  whether  the violation  was a technical  violation of the Rules or an  inadvertent  oversight
(i.e., ill-gotten profits versus general oversight). The guidelines are designed to promote  consistency  and  uniformity  in the  imposition  of  sanctions  and disciplinary matters.

                               PENALTY GUIDELINES

Outlined  below are the  guidelines  for the  sanctions  that may be  imposed on
Covered Persons who fail to comply with the Rules:

     o First Violation:  The Chief Compliance  Officer will send a memorandum of reprimand  to the  person and copy his or her  Supervisor  and  department  Vice
President. The memorandum will generally reinforce the person's responsibilities under  the  Rules,  educate  the  person on the  severity  of  personal  trading violations, inform the person of the possible penalties for future violations of the Rules and require the person to re-take Rules training.
     o Second Violation (if occurs beyond 2yrs of 1st violation, first violation guidelines  will apply):  The Ethics  Committee will impose such sanctions as it deems appropriate,  including without  limitation,  a letter of censure,  fines, withholding of bonus payments or suspension of personal  trading  privileges for up to sixty  (60)  days.  In  addition,  the Vice  President  of the  employee's department,  or in  the  case  of  Vice  Presidents  and  above  and  Investment
Personnel,  the Chief Operating  Officer,  will be required to have an in person meeting with the employee to reinforce the person's  responsibilities  under the
Rules, educate the person on the severity of personal trading violations, inform the person of the  possible  penalties  for future  violations  of the Rules and require the person to re-take Rules training.
     o  Third  Violation  (if  occurs  beyond  2 yrs  of 2nd  violation,  second violation  guidelines  will  apply):  The  Ethics  Committee  will  impose  such sanctions as it deems  appropriate,  including without  limitation,  a letter of censure,  fines,  withholding of bonus payments or suspension  personal  trading privileges for up to ninety (90) days or termination of employment. In addition, the Vice President of the employee's  department and the Chief Operating Officer will be required to have an in person meeting with the employee to reinforce the person's responsibilities under the Rules, educate the person on the severity of personal  trading  violations,  inform the person of the possible  penalties for future violations of the Rules and require the person to re-take Rules training.

In addition to the above disciplinary sanctions, such persons may be required to
disgorge  any  profits   realized  in  connection  with  such   violation.   All
disgorgement  proceeds  collected  will be donated to a charitable  organization selected by the Ethics  Committee.  The Ethics Committee may determine to impose any  sanctions,  including  termination,  immediately  and without  notice if it determines  that the  severity of any  violation  or  violations  warrants  such action.  All sanctions  imposed will be  documented  in such  person's  personal trading file maintained by Janus and will be reported to Human Resources.

                      SUPERVISORY AND COMPLIANCE PROCEDURES

The Chief  Compliance  Officer and Director of Compliance  are  responsible  for
implementing   supervisory  and  compliance   review   procedures.   Supervisory
procedures can be divided into two classifications: prevention of violations and detection of violations.  Compliance  review procedures  include  preparation of special and annual reports,  record  maintenance and review and  confidentiality preservation.

                                   SUPERVISORY

                      PROCEDURES PREVENTION OF VIOLATIONS

To prevent  violations  of the Rules,  the  Director of  Compliance  should,  in addition to enforcing the procedures outlined in the Rules:

     1.  Review  and  update the Rules as  necessary,  at least  once  annually, including  but not  limited  to a  review  of the Code by the  Chief  Compliance
Officer, the Ethics Committee and/or counsel;

     2. Answer  questions  regarding  the Rules,  or refer the same to the Chief
Compliance Officer;

     3.  Request from all persons upon  commencement  of services,  and annually thereafter, any applicable forms and reports as required by the Rules;

     4.  Identify all Access  Persons and notify them of their  responsibilities and reporting requirements;

     5. Write letters to the securities firms requesting duplicate confirmations and account statements where necessary; and

     6.  With such  assistance  from the Human  Resources  Department  as may be
appropriate,   maintain  a  continuing   education  program  consisting  of  the
following:

          1) Orienting Covered Persons who are new to Janus and the Rules; and

          2)   Further educating Covered Persons by distributing  memos or other materials that may be issued by outside organizations such as the
               Investment  Company  Institute which discuss the issue of insider trading and other issues raised by the Rules.

DETECTION OF VIOLATIONS

To detect  violations  of these Rules,  the Director of  Compliance  should,  in addition to enforcing the procedures outlined in the Rules:

     o  Implement   procedures  to  review  holding  and  transaction   reports,
confirmations,  forms and  statements  relative to applicable  restrictions,  as provided under the Code; and
     o Implement procedures to review the Restricted and Watch Lists relative to applicable personal and Client trading activity, as provided under the Policy.

     Spot checks of certain information are permitted as noted under the Code.

      COMPLIANCE PROCEDURES REPORTS OF POTENTIAL DEVIATIONS OR VIOLATIONS

Upon  learning of a potential  deviation  from or  violation  of the Rules,  the
Director of  Compliance  shall  report such  violation  to the Chief  Compliance
Officer,  together  with  all  documents  relating  to  the  matter.  The  Chief
Compliance  Officer  shall either  present the  information  at the next regular meeting  of the  Ethics  Committee  or  conduct a special  meeting.  The  Ethics
Committee shall thereafter take such action as it deems appropriate (see Penalty
Guidelines).

ANNUAL REPORTS

The Chief  Compliance  Officer  shall  prepare a  written  report to the  Ethics
Committee and the Trustees at least annually. The written report to the Trustees shall include any  certification  required by Rule 17j-1.  This report shall set forth the following information and shall be confidential:

     o Copies of the Rules, as revised,  including a summary of any changes made since the last report;
     o  Identification  of any material issues arising under the Rules including material violations requiring significant remedial action since the last report;
     o Identification  of any material  conflicts arising since the last report;
and
     o Recommendations,  if any,  regarding changes in existing  restrictions or procedures  based upon Janus'  experience under these Rules,  evolving  industry practices, or developments in applicable laws or regulations.

The Trustees must  initially  approve these Rules within the time frame required by Rule 17j-1.  Any material  changes to these Rules must be approved within six months.

                                     RECORDS

     Compliance  shall  maintain the  following  records on behalf of each Janus entity:

     o A copy of this  Code and any  amendment  thereof  which is or at any time within the past five years has been in effect;
     o A record of any violation of this Code, or any amendment thereof, and any action taken as a result of such violation;
     o Files for  personal  securities  transaction  confirmations  and  account statements, all reports and other forms submitted by Covered Persons pursuant to these Rules and any other pertinent information;
     o A list of all persons who are, or have been,  required to submit  reports pursuant to these Rules;
     o A list of  persons  who are,  or  within  the last five  years  have been responsible for, reviewing transaction and holdings reports; and
     o A copy of each report submitted to the Trustees pursuant to this Code.
     o A record of any decision,  and the reasons  supporting  the decision,  to approve the acquisition by Investment  Personnel of securities in Limited Public
Offerings for at least five years after the end of the fiscal year in which such approval was granted.
     o A record of all  Acknowledgements  of Receipt  for each person who is, or within the past five years was, a Covered Person.

INSPECTION

The records and reports maintained by Compliance  pursuant to the Rules shall at all times be available for  inspection,  without prior notice,  by any member of the Ethics Committee.

CONFIDENTIALITY

All procedures,  reports and records monitored,  prepared or maintained pursuant to these Rules shall be considered  confidential  and  proprietary  to Janus and shall be maintained and protected  accordingly.  Except as otherwise required by law or this Policy,  such matters shall not be disclosed to anyone other than to members of the Ethics Committee, as requested.

FILING OF REPORTS

To the extent that any report, form acknowledgment or other document is required to be in writing and signed,  such documents may be submitted by e-mail or other electronic  form  approved  by  Compliance.  Any  report  filed  with the  Chief
Compliance Officer or Director of Compliance of Janus shall be deemed filed with the Janus Funds.

                              THE ETHICS COMMITTEE

The purpose of this  Section is to  describe  the Ethics  Committee.  The Ethics
Committee  was  created  to  provide  an  effective   mechanism  for  monitoring
compliance with the standards and procedures  contained in the Rules and to take appropriate  action at such times as  violations  or  potential  violations  are discovered.

MEMBERSHIP OF THE COMMITTEE

The  Committee  consists  of  Peter  Boucher,  Senior  Vice  President  of Human
Resources;  Kelley  Howes,  Vice  President,  General  Counsel of Janus  Capital
Management LLC; John Bluher, Executive Vice President, General Counsel and Chief
Public Affairs Officer; Andy Iseman, Senior Vice President of Operations ; David
Kowalski,  Senior Vice President and Chief Compliance Officer;  Susan Wold, Vice
President and Director of Compliance; David Martin, Executive Vice President and
Chief Financial Officer;  and Andrea Young, Senior Vice President of Information
Technology and Chief Technology  Officer.  The Director of Compliance  currently serves as the Chairman of the Committee. The composition of the Committee may be changed from time-to-time.

COMMITTEE MEETINGS

The Committee shall generally meet every four months or as often as necessary to review operation of the compliance program and to consider technical  deviations from  operational  procedures,  inadvertent  oversights  or any other  potential violation of the Rules.  Deviations  alternatively may be addressed by including them in the employee's personnel records maintained by Janus. Committee meetings are  primarily  intended  for  consideration  of the  general  operation  of the compliance  program and  substantive  or serious  departures  from standards and procedures  in the Rules.  Such other  persons  may attend a  Committee  meeting including INTECH personnel, at the discretion of the Committee, as the Committee shall deem  appropriate.  Any  individual  whose  conduct  has given rise to the meeting may also be called upon, but shall not have the right,  to appear before the Committee.

It is not required that minutes of Committee meetings be maintained;  in lieu of minutes the Committee may issue a report describing any action taken. The report shall be  included  in the  confidential  file  maintained  by the  Director  of
Compliance  with respect to the particular  employee or employees  whose conduct has been the subject of the meeting.

SPECIAL DISCRETION

The Committee shall have the authority by unanimous  action to exempt any person or class of  persons  or  transaction  or  class of  transactions  from all or a portion of the Rules, provided that:

     o The  Committee  determines,  on advice of  counsel,  that the  particular application of all or a portion of the Rules is not legally required;
     o The Committee determines that the likelihood of any abuse of the Rules by such exempted person(s) or as a result of such exempted transaction is remote;
     o The terms or  conditions  upon  which any such  exemption  is  granted is evidenced in writing; and
     o The exempted  person(s)  agrees to execute and deliver to the Director of
Compliance,   at  least   annually,   a  signed   Acknowledgment   Form,   which
Acknowledgment  shall, by operation of this provision,  describe such exemptions and the terms and conditions upon which it was granted.
The Committee  shall also have the authority by unanimous  action to impose such
additional   requirements  or  restrictions  as  it,  in  its  sole  discretion, determines appropriate or necessary, as outlined in the Penalty Guidelines.

Any exemption,  and any additional requirement or restriction,  may be withdrawn by the  Committee  at any time (such  withdrawal  action is not  required  to be unanimous).

                   GENERAL INFORMATION ABOUT THE ETHICS RULES

                                    DESIGNEES

The  Director  of  Compliance  and the  Chief  Compliance  Officer  may  appoint designees to carry out their functions pursuant to these Rules.

                                   ENFORCEMENT

In addition to the penalties  described in the Penalty  Guidelines and elsewhere in the Rules,  upon  discovering  a violation of the Rules,  the Janus entity in which a Covered  Person is  associated  may impose  such  sanctions  as it deems appropriate,  including without limitation, a letter of censure or suspension or termination of employment or personal  trading  privileges of the violator.  All material  violations of the Rules and any sanctions imposed with respect thereto shall be reported periodically to the Trustees.

                                  INTERNAL USE

The Rules are intended solely for internal use by Janus and do not constitute an admission,  by or on behalf of such  companies,  their  controlling  persons  or persons they control,  as to any fact,  circumstance  or legal  conclusion.  The
Rules are not  intended  to  evidence,  describe or define any  relationship  of control  between or among any  persons.  Further,  the Rules are not intended to form the basis for  describing  or defining  any conduct by a person that should result in such person being liable to any other  person,  except  insofar as the conduct of such person in violation of the Rules may constitute sufficient cause for Janus to terminate or otherwise adversely affect such person's  relationship with Janus.

                                   APPENDIX A

Janus Capital  Management Janus Investment Fund Janus Aspen Series Janus Adviser
Series Janus World Funds

Mutual Fund Holdings  Disclosure  Policies and Procedures  Adopted and Effective
December 6, 2005

1.   Applicability and Statement of Policy

Janus Capital  Management LLC's ("Janus") and Janus Investment Fund, Janus Aspen
Series,  Janus Adviser Series and Janus World Funds  (collectively  the "Funds")
Mutual  Fund  Holdings  Disclosure   Policies  and  Procedures   ("Policies  and
Procedures")  apply  to  disclosure  of the  Funds'  portfolio  holdings  to all persons, including,  without limitation,  individual investors,  intermediaries,
third-party  distributors,   financial  consultants,   service  providers,  data
aggregators and Janus' and/or the Funds' affiliates.

"Portfolio  holdings" consists of a complete list of names of securities held by a Fund, or any subset thereof.

The Policies  and  Procedures  are  designed to be in the best  interests of the
Funds,  protect the  confidentiality  of the Funds'  portfolio  holdings  and to permit  disclosure of non-public  portfolio  holdings  where such  disclosure is consistent  with the antifraud  provisions of the federal  securities laws and a
Fund's or adviser's fiduciary duties.

2.   Policies and Procedures for Disclosure of Portfolio Holdings

     A.   Public Disclosure of Portfolio Holdings on Janus' Website

     Janus  generally  posts on its website(s) a complete list of the equity and debt securities  (excluding cash  investments,  derivatives and other investment positions) held in each Fund and the percentage  weighting of each security on a periodic basis as described below. Janus may exclude from publication all or any portion of portfolio holdings or change the time periods of disclosure as deemed necessary to protect the interests of the Fund(s).

     i.   Non-money  market fund  portfolio  holdings  (except for short holding positions)  as of  month-end  shall  generally  be  available  on  the
          website(s)   monthly   with  a  30  day  lag,   and  shall  be  posted
          approximately  two  business  days after  month-end,  except as may be permitted  as  described  in  Section  2.B.v.,  below.  The  portfolio holdings shall remain  available on the website(s) until the following month's portfolio holdings are posted.

     Unless   otherwise   approved  as  described  in  Section  3.,  below,  any
dissemination  of INTECH  portfolio  holdings  information  may contain only the names of portfolio  securities and not number of shares and percentage weighting of the portfolio,  except for top ten holdings as described in Section  2A.iii., below.

     ii.  Money market fund portfolio  holdings as of month-end  shall generally
          be  available  on  the  website(s)   monthly,   and  shall  be  posted
          approximately  six  business  days  after  month-end.  Such  portfolio holdings shall remain  available on the website(s) until the following month's portfolio holdings are posted.

     iii. Except as set forth below,  the top 10 portfolio  holdings  (excluding any short  holding  positions)  of each Fund in order of position size and as a percentage of the total  portfolio  shall be available on the website(s)  monthly with a 30 day lag and quarterly with a 15 day lag, and shall be posted  approximately  two business days after the end of the applicable  period.  Such  portfolio  holdings  information  shall generally  remain  available  on the  website(s)  until the  following month's or quarter's information is posted, as applicable.

As to the posting of top  holdings as described  above,  only the top 5 holdings shall be available for the following Funds:

      Janus Investment Fund:
      Janus Twenty Fund
      Janus Orion Fund
      Janus Global Technology Fund
      Janus Global Life Sciences Fund

      Janus Adviser Series:
      Forty Fund
      Orion Fund

      Janus Aspen Series:
      Forty Portfolio
      Global Technology Portfolio
      Global Life Sciences Portfolio

      Janus World Funds:
      Twenty Fund
      Global Technology Fund
      Global Life Sciences Fund

     iv.  Security breakdowns (for example,  industry,  sector, regional, market capitalization and asset allocation breakdowns) for all Funds shall be available on the website(s)  quarterly with a 15 day lag, and shall be posted  approximately  two  business  days after the quarter  end. The information shall remain available on the website(s) until information for the following  quarter is posted.

     v.   Specific portfolio level performance  attribution  analysis/statistics for all Funds shall be  available  to any person  monthly upon request with a 30 day lag.  Any  release of this  information  shall not occur prior to the next day after the posting of complete portfolio holdings to the website(s).

Portfolio holdings information shall be deemed "public" on the next day after it is posted to the website or the day it is filed with the Securities and Exchange
Commission (the "SEC").

     B.   Disclosure of Non-Public Portfolio Holdings

          The following  describes  circumstances in which non-public  portfolio holdings information may be disclosed:

     i.  Regulatory,   Administrative  and  Judicial  Requirements.  The  Funds'
portfolio holdings may be disclosed in accordance with applicable securities law requirements,  such as periodic  disclosure  in filings with the SEC.  Janus may also disclose  non-public  portfolio holdings in response to requests from state or federal  regulators,  to comply with valid  subpoenas or to otherwise  comply with applicable law, whether or not such disclosures are required by law.

     ii.  Certain  Service  Providers.  Portfolio  holdings may be disclosed for legitimate business purposes to certain persons,  including, but not limited to:
(a) persons who are subject to the Janus Ethics Rules (such as Janus personnel);
(b)  investment  advisers,  distributors,  administrators,  transfer  agents and custodians to a Fund; and (c) accounting firms, auditing firms, or legal counsel retained by Janus, a Janus affiliate, a Fund or the Funds' Trustees.  Disclosure of portfolio holdings pursuant to this section 2.B.ii.  shall be subject to such persons' legal duty of confidentiality  and legal duty not to trade on the basis of any material non-public information,  as such duties are imposed by the Janus
Ethics  Rules,  by  written  agreement,  or under  applicable  laws,  rules  and regulations.

     iii. Other Service  Providers.  Janus may disclose  portfolio  holdings for legitimate  business  purposes to parties that provide services to Janus,  Janus affiliates  and/or the Funds.  Such  entities and persons  include,  but are not
limited  to,  rating  and  ranking   organizations,   lenders,  trade  execution
measurement  systems  providers,  independent  pricing  services,  proxy  voting services, the Funds' insurers and computer systems service providers. Disclosure of  portfolio  holdings  to a service  provider  shall be  subject  to a written agreement imposing a duty of  confidentiality,  including a duty not to trade on the basis of any material non-public information.

     iv.  Broker-Dealers.  Portfolio  holdings  information and other investment
positions  may  be  provided  to   broker-dealers   in   connection   with  such
broker-dealers' trading of the Funds' securities on the Funds' behalf.

     v. Consultants and Others.  Disclosure of non-public portfolio holdings may be provided to consultants,  data  aggregators,  and asset  allocation  services which calculate  information derived from holdings either for use by Janus or by firms that supply  their  analyses  (but not the holdings  themselves)  to their clients.

Disclosure of such portfolio  holdings  shall be subject to a written  agreement imposing a duty of  confidentiality,  including a duty not to trade on the basis of any material non-public information.

     vi. Other  Transactions.  Disclosure  of portfolio  holdings may be made to certain parties in certain  transactions  such as mergers and  acquisitions of a
Fund and redemptions in kind and to newly hired investment advisers prior to the time they commence duties to a Fund.  Disclosure of portfolio  holdings in these types of transactions shall be subject to a written agreement imposing a duty of confidentiality,  include  a duty  not to trade  on the  basis  of any  material non-public information.

3.   Approval and Reporting of Disclosure of Non-Public Portfolio Holdings

Except for categories of disclosure contemplated by Section 2.B.i.,ii.  iii. and
iv., above,  disclosure of non-public portfolio holdings in all other cases must be pre-approved by the Chief Compliance  Officer or Janus'  Operating  Committee
and may be  permitted if a Fund has a legitimate  business  purpose,  consistent with  these  policies  and  procedures.  Such  disclosure  shall be subject to a written agreement  imposing a duty of  confidentiality,  including a duty not to trade on the basis of any material non-public information.  The Chief Compliance
Officer or Janus'  Operating  Committee  may  permit  disclosure  of  non-public portfolio  holdings provided the above referenced written agreement is either in place or in the  process  of  being  negotiated.  In all  cases,  disclosure  of portfolio  holdings shall be subject to monitoring and reporting as described in
Section 5, below.

4.   Form of Confidentiality Agreement

Any confidentiality  agreements required or deemed appropriate pursuant to these
Policies and Procedures should generally include provisions to the effect that:

     i.   portfolio  holdings are the  confidential  property of a Fund (and its service  provider,  as  applicable)  and  may  not be  shared  or used directly or  indirectly  for any  purpose,  including  trading in Fund shares, except as provided in the confidentiality agreement;

     ii.  the recipient of the portfolio  holdings agrees to limit access to the portfolio  information  to its  employees and agents who, on a need to know  basis,  are:  (i)  authorized  to have  access to the  portfolio holdings; and (ii) subject to confidentiality  obligations,  including duties not to trade on nonpublic information; and

     iii. upon request,  the recipient agrees to promptly return or destroy,  as directed, the portfolio information.

5.   Monitoring and Reporting

     i.  Monitoring.  The Chief  Compliance  Officer or designee shall monitor a list of parties authorized to receive non-public  portfolio  holdings.  The list shall be updated any time an  agreement  is entered into with a client to permit non-public  portfolio  holdings  disclosure.  On a  periodic  basis,  the  Chief
Compliance Officer or his designee shall monitor appropriate  business practices as deemed necessary to determine  compliance with these Policies and Procedures.
The Chief Compliance Officer shall request certifications from service providers as deemed necessary to determine compliance with these Policies and Procedures.

     ii.  Reporting.  Any  potential  exceptions  to, or  violations  of,  these
Policies  and  Procedures  shall be promptly  reported  to the Chief  Compliance
Officer.  If the Chief Compliance  Officer deems that such matter  constitutes a
"material  compliance  matter"  within the  meaning of Rule 38a-1 under the 1940
Act, he shall report the matter to the Funds'  Boards of Trustees in  accordance with Rule 38a-1.

     iii.  Amendments.  Any changes to these  Policies and  Procedures  shall be approved by the Janus Ethics Committee and material changes shall be approved by the Funds' Boards of Trustees.

     iv.  Records.  Janus shall  maintain and  preserve in an easily  accessible place a copy of these Policies and Procedures  (and any amendments  thereto) and documentation supporting their implementation for a period of six years.

6.   Compensation

No Fund,  affiliate  or any other  party  shall  receive  compensation  or other consideration for disclosing a Fund's portfolio holdings.

Revision Dates:
December  31, 2003 March 21, 2005 July 1, 2005  September  20, 2005  December 6,
2005

                                   APPENDIX B

                 Janus Capital Management LLC Portfolio Holdings
               Disclosure Policy for Separately Managed Accounts
                       and Commingled Portfolios Adopted
                         and Effective December 6, 2005

1.   Applicability and Statement of Policy

Janus  Capital  Management  LLC's  ("Janus")   Separately  Managed  Account  and
Commingled   Portfolio   Disclosure  Policies  and  Procedures   ("Policies  and
Procedures")  apply to  disclosure  of separately  managed  account,  commingled account,  wrap-separately  managed  account and subadvised  fund  (collectively,
"Account")  portfolio holdings  information to all persons,  including,  without
limitation,  investors,   intermediaries  third-party  distributors,   financial
consultants, service providers and data aggregators.

It is the policy of Janus to protect the  confidentiality  of Account  portfolio holdings and prevent the selective  disclosure of information  regarding Account portfolio  holdings  that  is not  otherwise  publicly  available.  Accordingly,
Account portfolio  holdings may not be disclosed except in accordance with these
Policies and Procedures.

2.   Policies and Procedures for Disclosure of Portfolio Holdings Information

     A.   Disclosure of Portfolio Holdings to Current Clients

          i.   For existing  Account clients (or the consultant  representing an account),  portfolio holding information relating to the client's
               Account  shall be available  upon  request with no lag.  Specific portfolio level  attribution  analysis shall be available to such clients  or  consultants  upon  request  as of  the  most  recent month-end with no lag.

     B.   Public  Disclosure  of  Portfolio   Holdings  on  Janus'  Website  and
          Dissemination of Representative Account Portfolio Holdings

          Representative Account portfolio holdings information must be publicly available prior to dissemination to any party.  Representative Account portfolio  holdings  information  shall be deemed "public" on the next day after  full  portfolio  holdings  information  is posted to Janus'
          website.  Janus may  exclude  from  publication  all or any portion of portfolio  holdings or change the time periods of disclosure as deemed necessary.

          i.   Unless otherwise  approved as described in Section 3., below, any
               dissemination  of  portfolio  holdings   information  related  to
               Accounts   sub-advised   or   advised  by   Enhanced   Investment
               Technologies LCC (INTECH) may contain only the names of portfolio securities and not number of shares and  percentage  weighting of the  portfolio,  except  for top ten  holdings  as  described  in
               Section 2.B.iii., below.

          ii.  Full  portfolio  holdings  for  representative  Accounts  may  be disseminated  monthly with a 30 day lag to consultant  databases, other "subscribed" entities and in RFPs,  questionnaires,  review books  and  finals  presentations,  except  as may  be  otherwise permitted as described in Section 2.C.v., below.

          iii. Top 10 holdings  with  portfolio  weightings  for  representative
               Accounts  may be  disseminated  quarterly  with  a 15 day  lag to consultant  databases,  upon  client  request,  and in  marketing materials, quarterly review books, questionnaires and RFPs.

          iv.  Specific     portfolio     level     performance      attribution
               analysis/statistics    for   representative   Accounts   may   be
               disseminated  monthly with a 30 day lag to consultant  databases,
               upon   client   request,   and   in   quarterly   review   books,
               questionnaires and RFPs.

          v.   Security  breakdowns (for example,  industry,  sector,  regional,
               market  capitalization  and  asset  allocation   breakdowns)  for
               representative  Accounts  shall be  available  on the  website(s)
               quarterly  with a 15 day lag,  and shall be posted  approximately two business  days after the quarter end. The  information  shall remain  available on the  website(s)  until  information  for the following  quarter is posted. . C. Other Disclosure of Non-Public
               Portfolio Holdings

The  following  describes  other  circumstances  in which  non-public  portfolio holdings information may be disclosed:

          i.   Regulatory,  Administrative and Judicial Requirements.  Portfolio
               holdings may be  disclosed in response to requests  from state or
               federal  regulators,   to  comply  with  valid  subpoenas  or  to
               otherwise  comply  with  applicable  law,  whether  or  not  such disclosures are required by law.

          ii.  Certain Service  Providers.  Portfolio  holdings may be disclosed for legitimate  business purposes to certain persons,  including, but not  limited  to: (a)  persons  who are  subject to the Janus
               Ethics Rules (such as Janus personnel);  (b) investment advisers, distributors, administrators, transfer agents and custodians; and
               (c) accounting  firms,  auditing firms, or legal counsel retained by Janus or a Janus affiliate.  Disclosure of portfolio  holdings pursuant  to  this  section  2.B.ii.  shall  be  subject  to such persons'  legal  duty of  confidentiality  and legal  duty not to trade on the basis of any  material  non-public  information,  as such duties are  imposed by the Janus  Ethics  Rules,  by written agreement, or under applicable laws, rules and regulations.

          iii. Other Service  Providers.  Janus may disclose  portfolio holdings for legitimate business purposes to parties that provide services to Janus or Janus affiliates.  Such entities and persons include, but  are  not  limited  to,  rating  and  ranking  organizations,
               lenders,   trade   execution   measurement   systems   providers,
               independent pricing services, proxy voting services, insurers and computer  systems  service  providers.  Disclosure  of  portfolio holdings  to a service  provider  shall be  subject  to a written agreement  imposing a duty of  confidentiality,  including a duty not to trade on the basis of any material non-public information.

          iv.  Broker-Dealers.   Portfolio   holdings   information   and  other
               investment   positions  may  be  provided  to  broker-dealers  in
               connection  with  such   broker-dealers'   trading  of  portfolio
               securities.

          v.   Consultants  and  Others.   Disclosure  of  non-public  portfolio
               holdings may be provided to consultants,  data  aggregators,  and asset  allocation  services which calculate  information  derived from  holdings  either for use by Janus or by firms  that  supply their  analyses  (but  not  the  holdings  themselves)  to  their clients.

Disclosure of such portfolio  holdings  shall be subject to a written  agreement imposing a duty of  confidentiality,  including a duty not to trade on the basis of any material non-public information.

          vi.  Other Transactions.  Disclosure of portfolio holdings may be made to certain parties in certain transactions such as redemptions in kind. Disclosure of portfolio holdings in such transactions shall
               be   subject   to  a  written   agreement   imposing  a  duty  of
               confidentiality,  include a duty not to trade on the basis of any material non-public information.

3.   Approval and Reporting of Disclosure of Non-Public Portfolio Holdings

Except for categories of disclosure  contemplated by Section 2.B.i.,ii.  iii and
iv., above,  disclosure of non-public portfolio holdings in all other cases must be pre-approved by the Chief Compliance  Officer or Janus'  Operating  Committee
and may be permitted if there exists a legitimate  business purpose,  consistent with  these  policies  and  procedures.  Such  disclosure  shall be subject to a written agreement  imposing a duty of  confidentiality,  including a duty not to trade on the basis of any material non-public information.  The Chief Compliance
Officer or Janus'  Operating  Committee  may  permit  disclosure  of  non-public portfolio  holdings provided the above referenced written agreement is either in place or in the  process  of  being  negotiated.  In all  cases,  disclosure  of portfolio  holdings shall be subject to monitoring and reporting as described in
Section 5, below.

4.   Form of Confidentiality Agreement

Any confidentiality  agreements required or deemed appropriate pursuant to these
Policies and Procedures should generally include provisions to the effect that:

          i.   portfolio  holdings are the  confidential  property of Janus (and its service  provider,  as  applicable)  and may not be shared or used directly or indirectly for any purpose, including trading in
               Account  shares,   except  as  provided  in  the  confidentiality
               agreement;

          ii.  the recipient of the portfolio holdings agrees to limit access to the portfolio  information  to its employees and agents who, on a need to know basis,  are:  (i)  authorized  to have access to the
               portfolio   holdings;   and  (ii)   subject  to   confidentiality
               obligations,   including   duties  not  to  trade  on   nonpublic
               information; and

          iii. upon request, the recipient agrees to promptly return or destroy, as directed, the portfolio information.

5.   Monitoring and Reporting

          i.   Monitoring.  The  Chief  Compliance  Officer  or  designee  shall monitor  a list  of  parties  authorized  to  receive  non-public portfolio  holdings.  The  list  shall  be  updated  any  time an agreement  is  entered  into with a client  to permit  non-public portfolio  holdings  disclosure.  On a periodic basis,  the Chief
               Compliance  Officer or his  designee  shall  monitor  appropriate business  practices as deemed  necessary to determine  compliance with these Policies and Procedures.  The Chief Compliance Officer shall  request  certifications  from service  providers as deemed
               necessary  to  determine   compliance  with  these  Policies  and
               Procedures.

          ii.  Reporting.  Any potential  exceptions to, or violations of, these
               Policies and Procedures  shall be promptly  reported to the Chief
               Compliance Officer.

          iii. Amendments. Any changes to these Policies and Procedures shall be approved by the Janus Ethics Committee.

          iv.  Records.   Janus  shall   maintain  and  preserve  in  an  easily
               accessible place a copy of these Policies and Procedures (and any
               amendments   thereto)   and   documentation    supporting   their
               implementation for a period of six years.

6.   Compensation

Janus,  affiliates  or any other party shall not receive  compensation  or other consideration for disclosing Account portfolio holdings.

Revision Dates:
December 31, 2003  March 21, 2005 July 1,
2005 September 20, 2005 December 6, 2005